Grant Thornton LLP
Chartered Accountants
Management Consultants
Canadian Member of
Grant Thornton International

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated October 8, 2004, accompanying the consolidated financial statements and schedules included in the Annual Report of Destiny Media Technologies Inc. on Form 10-KSB for the year ended August 31, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statement of Destiny Media Technologies Inc. on Form S-8 filed with the Securities and Exchange Commission on April 27, 2004.

/s/ Grant Thornton LLP

Vancouver, BC
December 7, 2004

P.O. Box 11177, Royal Centre
Suite 2800 – 1055 West Georgia Street
Vancouver, British Columbia
V6E 4N3
Tel: (604) 687-2711
Fax: (604) 685-6569